Exhibit 10.3

AMENDMENT NO. 1 TO SEPARATION AGREEMENT AND GENERAL RELEASE

THIS AMENDMENT (this “Amendment”) to the Separation Agreement and General Release (the “Agreement”), dated February 15, 2019 by and between Thomas Q. Bakke (“Executive”) and Washington Real Estate Investment Trust (the “Company”), is entered into by the parties as of March 8, 2019. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
RECITALS
A.Executive desires to retire from his position as Executive Vice President and Chief Operating Officer of the Company pursuant to the terms of the Agreement, except as specifically modified pursuant to this Amendment.
B.The parties desire to resolve amicably all matters between them on a full and final basis pursuant to the terms of the Agreement, except as specifically modified pursuant to this Amendment.
AGREEMENT
NOW, THEREFORE, Company and Executive, in consideration of the agreements, covenants and conditions contained herein, hereby agree as follows:
1.Amendments to the Agreement
1.1    Section 5 shall be restated in its entirety to read as follows:
“5. Mutual Releases:
A.     Executive’s Release: Upon Executive’s signing of this Amendment, in consideration for the benefits described herein, and for other good and valuable consideration, which are of greater value than Executive would normally be entitled upon retirement, Executive, on behalf of himself, his heirs, executors, administrators, attorneys, agents, representatives and assigns, hereby forever releases Company and its Affiliates, and its and their officers, directors, trustees, owners, shareholders, employees, partners, administrators, insurers, benefit plans, agents, attorneys and representatives, and each of their predecessors, successors and assigns, from any and all claims, demands, suits, actions, damages, losses, expenses, charges or causes of action of any nature whatsoever, whether known or unknown, relating in any way to any act, omission, event, relationship, conduct, policy or practice prior to the Effective Date, including without limitation his employment with Company and the termination thereof (“Claims”). This release includes without limitation Claims for discrimination, harassment, retaliation or any other violation under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act (or any similar state or local statute or law), the Sarbanes-Oxley Act of 2002, including the Corporate and Criminal Fraud

Accountability Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, (or any other applicable federal, state or local statute relating to payment of wages), the District of Columbia Human Rights Act, the District of Columbia Family and Medical Leave Act, the District of Columbia Accrued Sick and Safe Leave Act, and any other Claims under all other federal, state or local laws; Claims for breach of contract; Claims for wrongful discharge; Claims for emotional distress, defamation, fraud, misrepresentation or any other personal injury; Claims for unpaid compensation; Claims relating to benefits; Claims for attorneys' fees and costs, Claims for reinstatement or employment; and all other Claims under any federal, state or local law or cause of action. Executive represents that he has not filed or joined any such Claims, and he further agrees not to assert, file, or join any such Claims in the future or to seek or accept any monetary relief with respect to Claims filed by him or on his behalf with the EEOC or any other fair employment agency to the fullest extent permitted by law. It is understood and agreed that this release does not apply to claims for breach of this Agreement, Claims for any vested benefits or Claims that cannot be released by law. Executive acknowledges that different or additional facts may be discovered in addition to what he now knows or believes to be true with respect to the matters released herein, and this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts. Notwithstanding anything to the contrary herein, Company shall not be released from any claims that cannot be released by law or any obligations it may have under this Agreement or the Indemnification Agreement between Company and Executive dated April 21, 2014 (the “Indemnification Agreement”), which shall remain in full force and effect pursuant to its terms.
B.     Company’s Release: Upon a representative of the Company’s signing of this Amendment, in consideration for the benefits described herein, and for other good and valuable consideration, Company and its Affiliates hereby forever release Executive, his heirs, executors, administrators, agents, representatives and assigns, from any and all Claims that accrued prior to the Effective Date. This release includes without limitation Claims for breach of any contract or duty; Claims for emotional distress, defamation, fraud, misrepresentation or any other personal injury; Claims for overpaid compensation; Claims relating to benefits; Claims for attorneys’ fees and costs; and all other Claims under any federal, state or local law or cause of action. Company represents that it has not filed any such Claims, and it further agrees not to assert or file any such Claims in the future. It is understood and agreed that this release does not apply to claims for breach of this Agreement, Claims that cannot be released by law, or Claims for fraud, embezzlement, intentional misconduct, breach of fiduciary duty or any other malfeasance.”
1.2    A new Section 18 shall be added to the Agreement as follows:
“18.     Non-Competition: During the Restricted Period, Executive shall not, directly or indirectly, without the prior written consent of the Company, engage in Competition with the Company or any of its Affiliates (collectively, the “Employer”). “Competition” means participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, employer, owner, operator, manager, director, joint venturer, investor, lender, advisor, consultant or in any other capacity whatsoever in any business or venture that competes with any business that the Employer is engaged in as of Retirement Date or is actively planning to engage in as of the Retirement Date, including companies such as Arcadia Realty Trust, Brandywine Realty Trust, Columbia Property Trust, Corporate Office Properties Trust, Cousins Properties Incorporated, Highwoods Properties, Inc., JBG Smith Properties, Kite Realty Group Trust, Lexington Realty Trust, Mack-Cali Realty Corporation and Piedmont Office Realty Trust. Notwithstanding the foregoing, following the Retirement Date, employment by or consultation for a publicly traded company that derives less than five percent (5%) of its net revenues from activities that compete with business that the Employer engages in, or are actively planning to engage in, shall not constitute Competition so long as Executive does not personally provide employment or consulting services to the business segment of such publicly traded company that engages in such competitive activities. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, nothing in this Section 18 shall constitute an amendment to the terms and conditions of the SERP, including the requirement not to engage in Prohibited Competition (as such term is defined in the SERP) for a twenty-four month period following the Retirement Date as a condition to receiving payments under the SERP. ”
2.    Consultation and Consideration. Company hereby advises Executive to consult with an attorney at his own expense prior to signing this Amendment. Executive may take up to twenty-one (21) days from the date he is given this Amendment to consider it, but he may sign it sooner if he wishes. If he signs the Amendment, he will have a period of seven (7) days to revoke his signature (the “Revocation Period”). Thus, this Amendment will not become effective or enforceable until the date that each party has signed the Amendment and the Revocation Period has expired without Executive exercising his right of revocation (the “Effective Date”). Any notice of revocation must be in writing and must be received by Brian Guttman, Vice President of Human Resources, prior to the expiration of the Revocation Period. If Executive signs this Amendment, he represents that he has had sufficient time to consider it, and that he enters into it knowingly and voluntarily with full understanding of its meaning and effect.
3.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. The execution of this Amendment may be effected by electronically transmitted or facsimile signatures, all of which shall be treated as originals for all purposes, and the signature page of either party to any counterpart may be appended to any other counterpart.
4.    Agreement. Except as provided herein, there are no other changes to the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment effective as of the date first written above.

THOMAS Q. BAKKE		WASHINGTON REAL ESTATE INVESTMENT TRUST

/s/ Thomas Q. Bakke		By:	/s/ Paul T. McDermott
Signature		Name:	Paul T. McDermott
		Title:	President & Chief Executive Officer
Date:	3/8/19

		Date:	March 8, 2019